Dr Kevin Buckman Named Chairman and CEO of Vantage Health

-Preliminary human clinical trials are anticipated to begin next month-

Redwood City, CA – July 29, 2014 – Vantage Health (the “Company”) (OTCQB: VNTH) today announced the appointment of Kevin Buckman MD FAAIM, DAAUCM, MACOEM, MRO as Chairman and CEO of the Company.

The Company also announced that Mr. Jeremy Barbera, its current Chairman and CEO, is resigning as an officer and director of the Company and will focus on the scientific aspects of the Company’s technology in a non-executive capacity. This action is due, in part, to certain matters involving a company with which Mr. Barbera was associated several years ago. These matters are unrelated to the Company or any aspect of its technology or business

It is anticipated that preliminary human trials for the Vantage Health Sensor will begin next month at Scripps Translational Science Institute, paid for by a BioPharma partner of the Company. Mr. Barbera will continue to be Chairman and CEO of Nanobeak, which is the private company majority shareholder of Vantage Health.

Dr. Buckman completed his medical training in internal medicine in 1981. He began his research in 1977 in the fields of immunology, cancer, diabetes, and chronic diseases. His discoveries of the roles of inflammation and abnormal cellular environments in cancers and immune diseases have made him a leader in the field. His research has led to his interest in technologies in early diagnosis and treatments, especially in the field of breast cancer. He recently published a book on the subject, Find and Stop Breast Cancer, as well as a book on solutions for diabetes and metabolic syndrome, titled Find and Stop Diabetes. He has worked internationally to advance a number of medical technologies with a focus on early detection of disease, with a primary focus on breast cancer and diabetes.

Dr. Buckman has served as Medical Director in various hospitals and institutions for over 25 years and has over 30 years of hospital and clinical experience. He became Board Certified in Emergency Medicine and a Fellow of the American Board of Emergency Medicine in 1990. In 2006 he became Board Certified in Urgent Care Medicine and a Diplomat. He also became a Fellow of the American Association of Integrated Medicine, and a Certified Medical Review Officer.

Dr Buckman was the first US Physician to be accepted into the European Group for Breast Cancer Screening. He received some post-graduate training at Stanford University School of Business. He is also the Co-Founder of cancer.im, a 501(c)(3) non-profit organization for cancer research. Dr. Buckman also serves as CEO of Viratech Corp., which provides open source research using social networks.

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About Vantage Health

Vantage Health - a mobile health technology company - is developing personalized and point-of-care screening using Apps based upon chemical sensing residing within a small device attached to a smartphone. With its foundations in advanced nanotechnology, the Company’s first product, the Vantage Health Sensor, is the convergence of nano-electronics, bio-informatics, and wireless technology to create the next generation mobile health application. The first mobile App is expected to be for lung cancer screening with additional mobile healthcare Apps in the planning stages. The company has offices in Redwood City, CA and New York. For more information, please visit http://www.vantagehealthinc.com

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of the Company’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, the Company may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Annual Report on Form 10-K and other periodic and other filings the Company files with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:

CSIR Group, LLC.

Christine Petraglia

212-386-7082